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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Diversified Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      7,966,655                 0.38     19,841,818        15.01


     Class B      603,260                   0.33    1,838,224         15.01


     Class C      1,005,984                 0.33     2,886,095         15.01


     Class I      84,439                    0.41     202,653            15.01








     Evergreen High Yield Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      20,032,262        0.13             154,356,481       3.40


     Class B      7,670,939         0.12             69,810,298        3.40


     Class C      12,839,919        0.12             116,267,827       3.40


     Class I      1,476,567         0.14             10,320,476        3.40





     Evergreen Strategic Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      5,280,239         0.18             29,504,167        6.56


     Class B      2,806,183         0.16             17,622,847        6.58


     Class C      1,996,812         0.16             13,314,122        6.57


     Class I      760,495           0.19             3,968,155         6.46





     Evergreen U.S. Government Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,022,659         0.15             12,140,469        10.06


     Class B      611,803           0.11             4,709,535         10.06


     Class C      252,530           0.11             1,824,566         10.06


     Class I      7,892,751         0.16             45,403,078        10.06